FOR IMMEDIATE RELEASE

June 28, 2005

RATE CASE SETTLEMENT AGREEMENT FINALIZED

 NORFOLK, VA -  Norfolk Southern Corporation (NYSE: NSC) today announced that its settlement agreement with Carolina Power & Light Company has been finalized.  As reported in an earlier press release issued on  June 24, 2005, the settlement agreement resolves the rail transportation rate case pending before the Surface Transportation Board.

          Norfolk Southern, through its Norfolk Southern Railway Company subsidiary, operates approximately 21,300 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing connections to western rail carriers. Norfolk Southern operates an extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.

# # #

For further information contact:

         (Media) Bob Fort, 757-629-2710 (rcfort@nscorp.com)

         (Investors) Leanne Marilley, 757-629-2861 (Leanne.Marilley@nscorp.com)